Exhibit 1.1

RICE MIDSTREAM PARTNERS LP

$100 million of Common Units Representing Limited Partner Interests

EQUITY DISTRIBUTION AGREEMENT

May 9, 2016

Wells Fargo Securities, LLC

Barclays Capital Inc.

RBC Capital Markets, LLC

SunTrust Robinson Humphrey, Inc.

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Rice Midstream Partners LP, a Delaware limited partnership (the “Partnership”) and Rice Midstream Management LLC, a Delaware limited liability company (the “General Partner”) confirm their agreement (this “Agreement”) with Wells Fargo Securities, LLC, Barclays Capital Inc., RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc. (each, a “Manager” and collectively, the “Managers”) as follows:

1. Description of Units.

The Partnership proposes to issue and sell through or to the Managers, each acting as agent and/or principal, common units representing limited partner interests in the Partnership (“Common Units”) having an aggregate gross sales price of up to $100 million (the “Units”) from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. Any sale of Units by the Partnership directly to any Manager as principal will require the prior consent of the Partnership and that the parties enter into a separate written agreement, in form and substance satisfactory to the Partnership and such Manager, containing the terms and conditions of such sale with such Manager (a “Terms Agreement”).

The Partnership has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-209089), including a base prospectus, relating to the Units to be issued from time to time by the Partnership, and which incorporates by reference documents that the Partnership has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Partnership has prepared a prospectus supplement specifically relating to the Units (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Partnership will furnish to the Managers, for use by the Managers, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Units. The “Registration Statement,” as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Units, which time shall be considered the “new effective date” of the Registration Statement with respect to the Units within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto at such time, the documents and information incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Partnership with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

The General Partner owns a non-economic general partner interest in the Partnership (the “General Partner Interest”), which represents all of the general partner interest in the Partnership. Rice Midstream Holdings LLC, a Delaware limited liability company (“Rice Midstream Holdings”), owns all of the limited liability company membership interest in the General Partner. Rice Midstream Holdings is a subsidiary of Rice Energy Inc., a Delaware corporation (“Rice Energy”). The Partnership’s activities are conducted through Rice Midstream OpCo LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Partnership (“Rice OpCo”), Rice Water Services (PA) LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Partnership (“Rice Water PA”), Rice Water Services (OH) LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Partnership (“Rice Water OH,” and collectively with Rice Water PA, the “Rice Water Entities”), and Rice Poseidon Midstream LLC, a Delaware limited liability company and a wholly-owned subsidiary of Rice OpCo (“Rice Poseidon,” and collectively with Rice OpCo and the Rice Water Entities, the “Operating Subsidiaries”).

The General Partner and the Partnership are collectively referred to herein as the “Partnership Parties.” The General Partner, the Partnership and the Operating Subsidiaries are collectively referred to herein as the “Partnership Entities.”

2. Representations and Warranties.

The Partnership Parties represent and warrant, jointly and severally, to the Managers as of the date hereof and as of each Representation Date (as defined below), as of each Applicable Time (as defined below) and as of each Settlement Date (as defined below) (in each case as if such representations and warranties were made as of such date, but modified to relate to the Registration Statement, the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date) and agree with the Managers, as follows:

(a) Registration Statement. A registration statement on Form S-3 (File No. 333-209089) relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act, and the rules and regulations of the Commission thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been made available by the Partnership to the Managers.

(b) Emerging Growth Company Status. From the time of initial filing of the Registration Statement with the Commission through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act.

(c) Ineligible Issuer. For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 of the Securities Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Securities Act.

(d) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date, on any Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The Registration Statement meets, and the offering and sale of the Units as contemplated hereby complies with the requirements of Rule 415 under the Securities Act (including, without limitation and if relevant, Rule 415(a)(5)). The Prospectus will conform, at any Settlement Date, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Common Units, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Settlement Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in the Prospectus conformed, at the time such document was filed with the Commission or at the time such document became effective, as applicable, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder. The Commission has not issued any order preventing or suspending the use of any Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(e) No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Managers specifically for inclusion therein, which information is specified in Section 7(b).

(f) No Material Misstatements or Omissions in the Prospectus. The Prospectus did not and will not, as of its date, as of any Settlement Date or as of any Applicable Time, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Managers specifically for inclusion therein, which information is specified in Section 7(b). The documents incorporated by reference in the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) No Material Misstatements or Omissions in Any Issuer Free Writing Prospectus. No Issuer Free Writing Prospectus listed in Exhibit E hereto, as of any Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any such Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Managers specifically for inclusion therein, which information is specified in Section 7(b). The information included in each Issuer Free Writing Prospectus listed in Exhibit E hereto does not conflict with the information contained in the Registration Statement or the Prospectus Supplement or to be contained in the Prospectus.

(h) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Managers. The Partnership has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(i) Organization and Good Standing of the Partnership Entities. Each of the Partnership Entities has been duly organized and is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and is in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to (A) have a material adverse effect on the condition (financial or otherwise), results of operations, members’ equity, properties, business or prospects of the Partnership Entities, taken as a whole, (B) materially impair the ability of any of the Partnership Entities to consummate the offering of the Units or to perform their respective obligations under any of their certificates of limited partnership, formation or incorporation, agreements of limited partnership, limited liability company agreements, bylaws or any other organizational documents (the “Organizational Documents”) (each clause (A) and (B), a “Material Adverse Effect”) or (C) subject the limited partners of the Partnership to any material liability or disability. Each of the Partnership Entities has all limited partnership or limited liability company power and authority, as the case may be, necessary to own or hold its properties and to conduct the businesses in which it is engaged.

(j) Authority of the General Partner. The General Partner has, and at each Settlement Date will have, all requisite limited liability company power and authority to act as general partner of the Partnership as disclosed in the Registration Statement and the Prospectus. The General Partner is, and at each Settlement Date, after giving effect to the offering of the Units, will be, the sole general partner of the Partnership.

(k) Ownership of the General Partner. Rice Midstream Holdings owns, and at each applicable Settlement Date will own, 100% of the limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of December 22, 2014 (the “General Partner LLC Agreement”) and will be fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such limited liability company interests are, and will be, owned free and clear of all liens, encumbrances, security interests, equities, pledges, mortgages, charges or other claims (“Liens”).

(l) Ownership of the General Partner Interest in the Partnership. The General Partner is, and at each applicable Settlement Date will be, the sole general partner of the Partnership, with a noneconomic general partner interest in the Partnership; such General Partner Interest is duly authorized and validly issued in accordance with the Partnership’s Amended and Restated Agreement of Limited Partnership, dated December 22, 2014 (the “Partnership Agreement”); and the General Partner owns such General Partner Interest free and clear of all Liens (except for restrictions on transferability contained in the Partnership Agreement, as described in the Registration Statement and the Prospectus).

(m) Ownership of the Incentive Distribution Rights. As of the date hereof, Rice Midstream GP Holdings LP, a Delaware limited partnership (“GP Holdings”), owns, and will own at any Settlement Date, all of the Incentive Distribution Rights (as defined in the Partnership Agreement); the Incentive Distribution Rights and the limited partner interests represented thereby are duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and GP Holdings owns such Incentive Distribution Rights free and clear of all Liens (except for restrictions on transferability contained in the Partnership Agreement, the Amended and Restated Agreement of Limited Partnership of GP Holdings (the “GP Holdings LPA”), and as described in the Registration Statement and the Prospectus).

(n) Ownership of the Sponsor Units. As of the date hereof, GP Holdings owns 3,623 Common Units and 28,753,623 Subordinated Units representing limited partner units in the Partnership (collectively, the “Sponsor Units”); the Sponsor Units and the limited partner interests represented thereby are duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and GP Holdings owns such Sponsor Units free and clear of all Liens (except for (i) restrictions on transferability contained in the Partnership Agreement and the GP Holdings LPA, (ii) Liens created or arising under the Delaware LP Act and (iii) Liens created or arising under Rice’s revolving credit facility or Rice Midstream Holdings’ revolving credit facility).

(o) Ownership of Rice OpCo. As of the date hereof, the Partnership owns, and will own at any Settlement Date, 100% of the limited liability company interests in Rice OpCo; such limited liability company interests are duly authorized and validly issued in accordance with the Limited Liability Company Agreement of Rice OpCo, dated December 2, 2014 (the “Rice OpCo LLC Agreement”) and are fully paid (to the extent required under the Rice OpCo LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests are owned free and clear of all Liens (except for (i) restrictions on transferability contained in the Rice OpCo LLC Agreement, (ii) Liens created or arising under the Delaware LLC Act and (iii) Liens created or arising under the Credit Agreement, dated as of December 22, 2014, by and among the Partnership, Rice OpCo, Wells Fargo Bank, N.A., as administrative agent, and certain lenders party thereto (the “Revolving Credit Facility”)).

(p) Ownership of Rice Poseidon. As of the date hereof, Rice OpCo owns, and will own at any Settlement Date, 100% of the limited liability company interests in Rice Poseidon (“Rice Poseidon”); such limited liability company interests have been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of Rice Poseidon, dated May 23, 2013 (the “Rice Poseidon LLC Agreement”) and are fully paid (to the extent required under the Rice Poseidon LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests are owned free and clear of all Liens (except for (i) restrictions on transferability contained in the Rice Poseidon LLC Agreement, (ii) Liens created or arising under the Delaware LLC Act and (iii) Liens created or arising under the Revolving Credit Facility).

(q) Ownership of the Rice Water Entities. As of the date hereof, Rice OpCo owns 100% of the limited liability company interests in each of the Rice Water Entities; such limited liability company interests are duly authorized and validly issued in accordance with the limited liability company agreements of the Rice Water Entities (the “Rice Water LLC Agreements”) and will be fully paid (to the extent required under the Rice Water LLC Agreement) and nonassessable (except to the extent such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests will be owned free and clear of all Liens (except for (i) restrictions on transferability contained in the Rice Water LLC Agreements, (ii) Liens created or arising under the Delaware LLC Act and (iii) Liens created or arising under the Revolving Credit Facility).

(r) No Other Subsidiaries. As of the date hereof, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Partnership and the Operating Subsidiaries. As of the date hereof, the Partnership will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Partnership’s 100% direct or indirect ownership of each of the Operating Subsidiaries.

(s) Duly Authorized and Validly Issued Units. At each applicable Settlement Date, the Units to be sold by the Partnership and the limited partner interests represented thereby will have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Managers against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act), and the issuance of the Units is not subject to any preemptive or similar rights.

(t) Outstanding Partnership Equity. As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of (i) 42,163,749 Common Units (not including the Units), 28,753,623 Subordinated Units and the Incentive Distribution Rights, which are the only limited partner interests of the Partnership issued and outstanding (other than limited partner interests under the Partnership’s Long-Term Incentive Plan), and (ii) the General Partner Interest, which is the only general partner interest of the Partnership issued and outstanding.

(u) No Equity Securities, Preemptive Rights, Registration Rights, Options or Other Rights. Except as described in the Registration Statement and the Prospectus, there are no profit interests or other equity interests, options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to any of the Organizational Documents. Except as described in the Registration Statement and the Prospectus, the offering or sale of the Common Units as contemplated by this Agreement does not give rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(v) Conformity of Securities to Descriptions. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(w) Power and Authority. Each of the Partnership Entities has all requisite limited liability company or limited partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus. At each Settlement Date, all limited partnership or limited liability company action, as the case may be, required to be taken by the General Partner or the Partnership or any of its unitholders, members or partners for the authorization, issuance, sale and delivery of the Units, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(x) Authorization, Execution and Delivery of the Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Partnership and constitutes a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms.

(y) No Conflicts. The issuance and sale of the Units, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated by this Agreement or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any Lien upon any property or assets of the Partnership Entities, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of the Partnership Entities is bound or to which any of the property or assets of the Partnership Entities is subject; (ii) result in any violation of the provisions of the Organizational Documents of any of the Partnership Entities; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets, except, with respect to clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not reasonably be expected to have a Material Adverse Effect.

(z) No Consents. No consent, approval, authorization or order of, or filing, registration or qualification (“consent”) with, any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required for (i) the issuance and sale of the Units, (ii) the execution, delivery and performance by any of the Partnership Entities of this Agreement, (iii) the consummation of the transactions contemplated by this Agreement and (iv) the application of the proceeds from the sale of the Units as described in the Registration Statement and the Prospectus, except (A) such as have been, or prior to the Settlement Date, will be obtained or made, (B) for the registration of the Units under the

Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws and the bylaws and rules of FINRA in connection with the purchase and distribution of the Units by the Managers, and (C) for such consents that, if not obtained, have not or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa) No Restrictions on the Operating Subsidiaries. Except as disclosed in the Registration Statement and the Prospectus, no Operating Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s properties or assets to the Partnership or any other subsidiary of the Partnership.

(bb) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The other financial information included in the Registration Statement and the Prospectus has been derived from the accounting records of the Partnership Entities or their predecessors and presents fairly in all material respects the information shown thereby.

(cc) Pro Forma Financial Statements. Any unaudited pro forma financial statements included in the Registration Statement and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in any unaudited pro forma financial statements included in the Registration Statement and the Prospectus. Any unaudited pro forma financial statements included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(dd) Independent Accountants. Ernst & Young LLP, who has audited certain financial statements of the Partnership and its subsidiaries, is an independent public accounting firm with respect to the Partnership as required by the Securities Act and the rules and regulations thereunder.

(ee) Accounting Controls. The Partnership Entities (considered as one entity) maintain internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Partnership’s consolidated financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Partnership’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff) Disclosure Controls. (i) The Partnership Entities (considered as one entity) maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership Entities in the reports the Partnership files or will file or submit under the Exchange Act is accumulated and communicated to the Partnership’s management, including the principal executive officer(s) and principal financial officer(s) of the General Partner, as appropriate, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(gg) No Changes in Internal Controls. Except as described in the Registration Statement and the Prospectus, since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP, (i) the Partnership Parties have not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of any of the Partnership Entities to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of each of the Partnership Entities; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(hh) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Our Critical Accounting Policies and Estimates” set forth in the Partnership’s most recent Annual Report on Form 10-K and incorporated by reference into the Registration Statement and the Prospectus accurately and fully describes (i) the accounting policies that the Partnership believes are the most important in the portrayal of the Partnership’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies, and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(ii) Sarbanes-Oxley. There is and has been no failure on the part of the Partnership, the General Partner and any of the General Partner’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith applicable to the Partnership.

(jj) No Material Adverse Effect. Other than as disclosed in the Registration Statement and the Prospectus, and except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, since the date of the latest audited financial statements set forth in the Partnership’s most recent Annual Report on Form 10-K and incorporated by reference into the Registration Statement and the Prospectus, (i) none of the Partnership Entities, considered as one entity, have (A) sustained any loss or interference with its business or operation from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) issued or granted any securities, (C) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (D) entered into any material transaction not in the ordinary course of business, or (E) declared or paid any dividend or distribution on its capital stock, partnership or limited liability company interests, as applicable, and (ii) there has not been any change in the capital stock, partnership or limited liability company interests, as applicable, or long-term debt of the Partnership Entities, considered as one entity, or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, unitholders’ equity, properties, management, business or prospects of the Partnership Entities, taken as a whole.

(kk) Title to Properties. Each of the Partnership Entities has good and marketable title to, or valid rights to lease or otherwise use, all items of real property and personal property that are material to the conduct of the respective businesses of the Partnership Entities, in each case free and clear of all Liens or defects, except such Liens or defects as (i) are described in the Registration Statement and the Prospectus, (ii) do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities or (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll) Rights-of-Way. Each of the Partnership Entities has, directly or indirectly, such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement and the Prospectus, if any, except for (i) qualifications, reservations and encumbrances with respect thereto that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not have a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect

(mm) Licenses and Permits. Each of the Partnership Entities has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Registration Statement and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Partnership Entities has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.

None of the Partnership Entities has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(nn) Intellectual Property. Each of the Partnership Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(oo) Legal Proceedings. Except as described in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which a Partnership Entity is a party or of which any property or assets of any of the Partnership Entities is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect; and to the Partnership’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(pp) Contracts to be Described or Filed. There are no contracts or other documents required to be described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement that are not described and, if applicable, filed as required. The statements made in the Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and, if applicable, filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. None of the Partnership Parties has knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(qq) Summaries of Law or Agreements. The statements made in the Prospectus under the captions “Description of the Common Units”; “Description of Partnership Securities”; “How We Make Distributions to Our Partners”; “The Partnership Agreement”; “Material U.S. Federal Income Tax Consequences” and “Investment in Rice Midstream Partners LP by Employee Benefit Plans”, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(rr) Insurance. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Partnership Entities carries or is covered by insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Partnership Entities are in full force and effect; each of the Partnership Entities are in compliance with the terms of such policies in all material respects; and none of the Partnership Entities has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Partnership Entities has been notified in writing that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(ss) No Undisclosed Relationships. Except as described in the Registration Statement and the Prospectus, no relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, unitholders, stockholders, holders of equity interests, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Prospectus which is not so described.

(tt) No Labor Disputes. No labor disturbance by, or dispute with, the employees of the Partnership Entities exists or, to the knowledge of the Partnership Entities, is imminent that could reasonably be expected to have a Material Adverse Effect.

(uu) No Defaults. None of the Partnership Entities is (i) in violation of its charter or bylaws or similar organizational documents (including the Organizational Documents), (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(vv) Environmental Compliance. Each of the Partnership Entities (i) is, and at all times prior hereto was, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) has not received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Partnership Parties are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants that could reasonably be expected to have a Material Adverse Effect, and (z) none of the Partnership Parties anticipates material capital expenditures relating to Environmental Laws other than those incurred in the ordinary course of business.

(ww) Tax Returns. The Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no tax deficiency that has been determined adversely to any of the Partnership Entities, nor do the Partnership Parties have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Partnership, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx) Compliance with ERISA. Except, in each case, for any such matter as would not reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, excluding any reportable event for which a waiver could apply, (B) the Partnership and, to the Partnership Parties’ knowledge, each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of the Code with respect to each such Plan and (C) neither the Partnership nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified, and nothing has occurred, whether by action or by failure to act, that could reasonably be expected to cause the loss of such qualification or approval.

(yy) Statistical and Market-Related Data. The statistical and market-related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects.

(zz) Investment Company Act. None of the Partnership Entities is, and as of each applicable Settlement Date and, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(aaa) Additional Registration Statements. Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Partnership and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Partnership under the Securities Act.

(bbb) No Brokers. Except as described in the Registration Statement and the Prospectus, none of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Managers for a brokerage commission, finders’ fee or like payment in connection with the offering and sale of the Units.

(ccc) No Integration. The issuance of the Units are exempt from the registration requirements of the Securities Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption. The Partnership has not sold or issued, or agreed to sell or issue, any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(ddd) Stabilization. The Partnership Entities and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted, or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(eee) NYSE Listing. The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE.

(fff) Distribution of Offering Materials. The Partnership has not distributed and, prior to the later to occur of any Settlement Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than the Registration Statement, Prospectus, any Issuer Free Writing Prospectus to which the Authorized Partnership Representatives have consented, or any press release or other announcement permitted by the Securities Act, including Rule 134 or Rule 135 under the Securities Act.

(ggg) No Unlawful Payments. None of the Partnership Entities, nor, to the knowledge of the Partnership Parties after due inquiry, any director, officer, agent, employee or other person associated with or acting on behalf of the Partnership Entities, has in the course of its actions for, or on behalf of, the Partnership Entities: (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from any funds; (iii) violated or is in violation of any provision of the FCPA, U.K. Bribery Act 2010, as amended, or any other applicable anti-bribery statute or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(hhh) Compliance with Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Entity with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(iii) OFAC. None of the Partnership Entities nor, to the knowledge of the Partnership Parties, after due inquiry, any director, officer, agent, employee or affiliate of the Partnership Entities is currently subject to or the target of any sanctions (“Sanctions”) administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions.

(jjj) Actively Traded Security. The Common Units are an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(kkk) FINRA Matters. To the knowledge of the Partnership, except as disclosed in the Registration Statement and the Prospectus, no director or officer of the Partnership Entities has any association with any FINRA member.

Any certificate signed by any officer of the Partnership Parties and delivered to the Managers or counsel for the Managers in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership Parties to the Managers as to matters covered thereby.

3. Sale and Delivery to the Managers; Settlement.

(a) Sale of Units. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell through the Managers, acting as sales agents, and each Manager agrees to use its commercially reasonable efforts to sell, as agent for the Partnership, the Units on the following terms:

(i) The Units are to be sold by one of the Managers on a daily basis or otherwise as shall be agreed to by the Partnership and such Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership, through any of the individuals listed as authorized representatives of the Partnership on Exhibit A hereto (which may be updated from time to time by a certificate from the Partnership to the Managers) (the “Authorized Partnership Representatives”) has instructed any of the individuals listed as authorized representatives of such Manager on Exhibit A hereto (which may be updated from time to time by a certificate from such Manager to the Partnership) (the “Authorized Manager Representatives”) by telephone (confirmed promptly by electronic mail) to make such sales, and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate (i) the maximum amount of the Units to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and (ii) the minimum price per Unit at which such Units may be sold. Subject to the terms and conditions hereof, such Manager shall use its commercially reasonable efforts to sell on a particular day all of the Units designated for the sale by the Partnership on such day. The gross sales price of the Units sold under this Section 3(a) shall be the market price for the Partnership’s Common Units sold by such Manager under this Section 3(a) on the NYSE at the time of sale of such Units. For the avoidance of doubt, the Partnership shall submit instructions to sell Units to only one Manager, if any, on any single trading day.

(ii) The Partnership acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling Units, (ii) no Manager will incur any liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Units as required under this Section 3 and (iii) no Manager shall be under any obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership in writing pursuant to a Terms Agreement.

(iii) Notwithstanding the foregoing, the Partnership, through any of the Authorized Partnership Representatives, may instruct the Authorized Manager Representatives by telephone (confirmed promptly by electronic mail) not to sell Units if such sales cannot be effected at or above the price designated by the Partnership in any such instruction. The Partnership or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Units with respect to which such Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice. During any such period of suspension, the Partnership shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 4(n)–(p), be deemed to affirm any of the representations or warranties contained in this Agreement, or be obligated to conduct any due diligence session as referred to in Section 4(l) until the termination of the suspension and the recommencement of the offering of the Units pursuant to this Agreement (which recommencement shall constitute a Representation Date).

(iv) Subject to the terms of a Terms Agreement, the Managers may sell Units (i) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Units, (ii) to or through a market maker, or (iii) directly on or through an electronic communication network, a “dark pool” or any similar market venue. Subject to the terms of a Terms Agreement, the Managers may also sell Units by any other method permitted by law, including but not limited to in privately negotiated transactions.

(v) The compensation to each Manager for sales of the Units with respect to which such Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Units sold pursuant to this Section 3(a) and payable as described in Section 3(b) below. The foregoing rate of compensation shall not apply when any Manager acts as principal, in which case the Partnership may sell Units to such Manager as principal at a price mutually agreed upon at the relevant Applicable Time pursuant to a Terms Agreement.

(vi) Each Manager acting as sales agent hereunder shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Units with respect to which such Manager is acting as sales agent are sold under this Section 3(a) setting forth the number of the Units sold on such day, the aggregate gross sales proceeds, the compensation payable by the Partnership to such Manager with respect to such sales and the Net Proceeds (as defined below) payable to the Partnership.

(b) Settlement of Units. Settlement for sales of Units pursuant to Section 3(a) will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Partnership on a Settlement Date against receipt of the Units sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Manager acting as sales agent at which such Units were sold, after deduction for (i) such Manager’s commission, discount or other compensation for such sales payable by the Partnership pursuant to Section 3(a)(v) hereof, (ii) any other amounts due and payable by the Partnership to such Manager hereunder pursuant to Section 5 hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Units. On or before each Settlement Date, the Partnership will, or will cause its transfer agent to, electronically transfer the Units being sold by crediting the applicable Manager’s or its designee’s account (provided such Manager shall have given the Partnership written notice of such designee prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the Partnership and such Manager which in all cases shall be freely tradable, transferable units eligible for delivery through DTC. On each Settlement Date, the applicable Manager will deliver the related Net Proceeds in same day funds to an account designated by the Partnership on, or prior to, the Settlement Date. The Partnership agrees that if the Partnership, or its transfer agent (if applicable), defaults in its obligation to deliver Units on a Settlement Date, the Partnership agrees that in addition to and in no way limiting the rights and obligations set forth in Section 7(a) hereto, it will (i) indemnify and hold the applicable Manager harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Partnership or its transfer agent and (ii) pay to such Manager any commission to which it would otherwise have been entitled absent such default. If any Manager breaches this Agreement by failing to deliver Net Proceeds to the Partnership on any Settlement Date for the Units delivered by the Partnership, the Manager will pay, until such Net Proceeds are delivered to the Partnership, the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Manager.

(d) Limitations on Offering Size. Under no circumstances shall the Partnership cause or request the offer or sale of any Units, if after giving effect to the sale of such Units, the aggregate offering price of the Units sold pursuant to this Agreement would exceed the lesser of (A) the amount available for offer and sale under the currently effective Registration Statement, and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Partnership and notified to the Managers in writing. Under no circumstances shall the Partnership cause or request the offer or sale of any Units pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Partnership and notified to the Managers in writing. Further, under no circumstances shall the aggregate offering price of Units sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed $100 million.

(e) Black-out Limitations. Notwithstanding any other provision of this Agreement, the Partnership shall not offer or sell, or instruct any Manager to offer or sell, any Units through such Manager as agent (and, by notice to such Manager given by telephone (confirmed promptly by facsimile or email), shall cancel any instructions for any such offer or sale of any Units prior to the commencement of the periods referenced below), and such Manager shall not be obligated to make any such offer or sale of Units, (i) during any period in which the Partnership is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 3(f)(i) hereof, at any time during the period commencing on the 10th business day prior to the time the Partnership issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(f) If the Partnership wishes to offer or sell Units to any Manager as agent at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Partnership shall first (i) prepare and deliver to such Manager (with a copy to counsel to such Manager) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Manager, and, prior to its filing, obtain the written consent of such Manager to such filing (which consent shall not be unreasonably withheld), (ii) provide such Manager with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 4(n)-(p) hereof, (iii) afford such Manager the opportunity to conduct a due diligence review in accordance with Section 4(l) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission, then the provision of clause (ii) of Section 3(e) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 3(f) shall not relieve the Partnership from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 4(n)-(p) hereof, and (B) this Section 3(f) shall in no way affect or limit the operation of clause (i) of Section 3(e) hereof, which shall have independent application.

4. Covenants of the Partnership.

The Partnership covenants with the Managers as follows:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Units is required to be delivered by any Manager under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Partnership will notify the Managers promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information relating thereto; (ii) the Partnership will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Units or a security convertible into the Units unless a copy thereof has been submitted to the Managers within a reasonable period of time before the filing and the Managers have not reasonably objected thereto, unless the Partnership shall have determined based upon the advice of counsel that such amendment, supplement or filing is required by law (provided, however, that the failure of any Manager to make such objection shall not relieve the Partnership of any obligation or liability hereunder, or affect such Manager’s right to rely on the representations and warranties made by the Partnership in this Agreement), and the Partnership will furnish to the Managers at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iii) the Partnership will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b) Notice of Commission Stop Orders. The Partnership will advise the Managers, promptly after they receive notice or obtain knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Partnership becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Units. The Partnership will use its reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Units for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof as soon as practicable.

(c) Delivery of Registration Statement and Prospectus. The Partnership will furnish to the Managers and their counsel (at the expense of the Partnership) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Units is required to be delivered under the Securities Act (including, if requested, all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Managers may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Units (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Managers or for the Partnership, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Partnership will promptly notify the applicable Manager to suspend the offering of Units during such period and the Partnership will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Partnership will furnish to the Managers such number of copies of such amendment or supplement as the Managers may reasonably request.

(e) Blue Sky and Other Qualifications. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as any Manager may designate, will maintain such qualifications in effect so long as required for the distribution of the Units and will pay any fee of FINRA in connection with its review of the offering; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(f) Rule 158. The Partnership will make generally available to its unitholders as soon as practicable an earnings statement for the purposes of, and to provide to the Managers the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Use of Proceeds. The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. During any period in which the Prospectus relating to the Units is required to be delivered by any Manager under the Securities Act with respect to a pending sale of the Units (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Partnership will use its commercially reasonable efforts to cause the Units to be listed on the NYSE.

(i) Reporting Requirements. The Partnership, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(j) Notice of Other Sales. The Partnership will not, without (i) giving the Managers at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Managers suspending activity under this program for such period of time as requested by the Partnership or as deemed appropriate by the Managers in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Units or securities convertible into or exchangeable or exercisable for or repayable with Common Units, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Units, or any securities convertible into or exchangeable or exercisable for or repayable with Common Units, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the Common Units to be offered and sold through any Manager pursuant to this Agreement and (y) equity incentive awards approved by the Board of Directors or the compensation committee thereof or the issuance of Common Units upon vesting thereof.

(k) Change of Circumstances. The Partnership will, at any time during a fiscal quarter in which the Partnership intends to instruct any Manager to sell Units under this Agreement or sell Units, advise the Managers promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Managers pursuant to this Agreement.

(l) Due Diligence Cooperation. The Partnership will cooperate with any reasonable due diligence review conducted by the Managers or their agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Partnership’s principal offices, as the Managers may reasonably request.

(m) Disclosure of Sales. The Partnership will disclose in its Quarterly Reports on Form 10-Q and in its Annual Reports on Form 10-K the number of Units sold through the Managers, the Net Proceeds to the Partnership and the compensation payable by the Partnership to the Managers with respect to such Units.

(n) Representation Dates; Certificate. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and:

(i) each time the Partnership:

(1) files the Prospectus relating to the Units or amends or supplements the Registration Statement or the Prospectus relating to the Units by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Units;

(2) files an Annual Report on Form 10-K under the Exchange Act;

(3) files a Quarterly Report on Form 10-Q under the Exchange Act; or

(4) files a report on Form 8-K containing amended financial information (other than an earnings release or to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act;

(ii) at any time the Units are delivered to any Manager as principal pursuant to a Terms Agreement; and

(iii) at any other time reasonably requested by the Managers (each such date of filing of one or more of the documents referred to in clauses (i)(1) through (4), such time the Units are delivered to the Managers as referred to in clause (ii) above and any time of request pursuant to this Section 4(n) shall be a “Representation Date”), the Partnership shall furnish the Managers (or in the case of clause (3) above, the relevant Manager party to such Terms Agreement) with a certificate, in the form attached hereto as Exhibit D within three Trading Days of any Representation Date. The requirement to provide a certificate under this Section 4(n) shall be waived for any Representation Date occurring at a time at which no instruction by the Partnership to any Manager to sell Units under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Partnership delivers an instruction to any Manager to sell Units pursuant to Section 3(a) hereof (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Partnership files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Partnership subsequently decides to sell Units following a Representation Date when the Partnership relied on such waiver and did not provide the Managers with a certificate under this Section 4(n), then before the Partnership delivers an instruction pursuant to Section 3(a) or any Manager sells any Units, the Partnership shall provide such Manager with a certificate, in the form attached hereto as Exhibit D, dated the date of such instruction.

(o) Legal Opinion of Partnership Counsel. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Partnership shall cause to be furnished to the Managers a written opinion of Vinson & Elkins L.L.P. (“Partnership Counsel”), or other counsel satisfactory to the Managers, in form and substance satisfactory to the Managers and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit C, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Managers with a letter (a “Reliance Letter”) to the effect that the Managers may rely on a prior opinion delivered under this Section 4(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p) Comfort Letter. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation

Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Partnership shall cause Ernst & Young LLP (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Managers a letter or letters (the “Comfort Letters”) with respect to each of the Partnership and the Operating Subsidiaries, dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Managers, each (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q) Opinion of Counsel for the Managers. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Managers shall have received the favorable written opinion or opinions of Kirkland & Ellis LLP, counsel for the Managers, dated such date, with respect to such matters as the Managers may reasonably request.

(r) Market Activities. The Partnership will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or (ii) sell, bid for, or purchase the Units to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Units to be issued and sold pursuant to this Agreement other than the Managers; provided, however, that the Partnership may bid for and purchase its Common Units in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Partnership during the three Trading Days before or after any sale of any Units pursuant to this Agreement.

(s) No Offer to Sell. The Partnership will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Units to be sold by the Managers as principal or agent hereunder.

(t) Sarbanes-Oxley Act. The Partnership will take all necessary action to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act.

(u) Regulation M. If the Partnership has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Partnership or the Common Units, it shall promptly notify the Managers and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

5. Payment of Expenses.

The Partnership Parties, jointly and severally, agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, and each amendment or supplement; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement and the Prospectus, and all amendments or supplements as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) any registration or qualification of the Units for offer and sale under blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vi) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (viii) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (ix) the reasonable fees, disbursements and expenses of counsel for the Managers in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder. Except as otherwise provided in this Section 5, the Managers will pay all of their own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.

6. Conditions of the Managers’ Obligations.

The respective obligations of the Managers hereunder with respect to a sale of Units will be subject to the continuing accuracy and completeness of the representations and warranties of the Partnership Parties contained in this Agreement or in certificates of any officer of the Partnership Parties delivered pursuant to the provisions hereof, to the performance by the Partnership Parties of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Units pursuant to this Agreement and (ii) the sale of all Units contemplated to be issued by any instruction by the Partnership given to any Manager pursuant to Section 3(a).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Partnership’s reports filed with the Commission, there shall not have been any material adverse change in the general affairs, condition (financial or other), business, assets or results of operations of the Partnership and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business.

(d) Opinion of Counsel for Partnership. The Managers shall have received the favorable opinion of Partnership Counsel, required to be delivered pursuant to Section 4(o).

(e) Representation Certificate. The Managers shall have received the certificate required to be delivered pursuant to Section 4(n).

(f) Accountant’s Comfort Letters. The Managers shall have received the Comfort Letters required to be delivered pursuant Section 4(p).

(g) Approval for Listing. The Units shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Partnership shall have filed an application for listing of the Units on NYSE at, or prior to, the issuance of any instruction to any Manager to sell Units pursuant to Section 3(a).

(h) No Objection. Prior to the issuance of any instruction of the Partnership pursuant to Section 3(a), FINRA shall not have raised any objections with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i) No Suspension. Trading in the Units shall not have been suspended on the NYSE.

(j) Additional Documents. On each date on which the Partnership is required to deliver a certificate pursuant to Section 4(n), counsel for the Managers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Units as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any instruction of the Partnership pursuant to Section 3(a) shall have been made within the applicable time period prescribed for such filing by Rule 424.

7. Indemnification and Contribution.

(a) The Partnership Parties agree, jointly and severally, to indemnify and hold harmless each Manager, its affiliates, directors, officers, employees and agents, and each person who controls any Manager within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the omission or alleged omission to state in any Prospectus, any Non-Prospectus Road Show or any Issuer Free Writing Prospectus a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership Parties by or on behalf of the Managers specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Managers consists of the information described as such in Section 7(b) hereof. This indemnity agreement will be in addition to any liability which the Partnership Parties may otherwise have.

(b) Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Partnership Parties, their directors, each of their officers who signs the Registration Statement, and each person who controls the Partnership Parties within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity to such Manager, but only with reference to any written information furnished to the Partnership Parties by or on behalf of the Managers specifically for inclusion in the Registration Statement and the Prospectus, it being understood and agreed that the only such information furnished by or on behalf of the Managers for inclusion in the Registration Statement and the Prospectus consists of the name of each Manager. This indemnity agreement will be in addition to any liability which each Manager may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties and each Manager, severally and not jointly, agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Partnership Parties and such Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and by such Manager on the other from the offering of the Units; provided, however, that in no case shall any Manager be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties and each Manager, severally and not jointly, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and of such Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Partnership Parties, and benefits received by such Manager shall be deemed to be equal to the total commissions received by such Manager.

Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties on the one hand or such Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership Parties and the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7(d), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Units purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls any Manager within the meaning of either the Securities Act or the Exchange Act and each affiliate, director, officer, employee and agent of any Manager shall have the same rights to contribution as the Managers, and each person who controls the Partnership Parties within the meaning of either the Securities Act or the Exchange Act, each officer of the Partnership Parties who shall have signed the Registration Statement and each director of the Partnership Parties shall have the same rights to contribution as the Partnership Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Partnership or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Managers or controlling person, or by or on behalf of the Partnership, and shall survive delivery of the Units to any Manager.

9. Termination of Agreement.

(a) Termination by the Partnership. The Partnership shall have the right, by giving notice as hereinafter specified to terminate this Agreement as to any or all Managers in its sole discretion at any time after the date of this Agreement; provided, however, that with respect to any pending sale, through any Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination.

(b) Termination by any Manager. Each Manager shall have the right, by giving notice as hereinafter specified to terminate its obligations under this Agreement in its sole discretion at any time after the date of this Agreement.

(c) Automatic Termination. Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of all of the Units through the Managers on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the amount set forth in Section 1 of this Agreement.

(d) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a), (b) or (c) above or otherwise by mutual agreement of the parties.

(e) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by such Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Units, such Units shall settle in accordance with the provisions of this Agreement.

(f) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and except that, in the case of any termination of this Agreement, Section 2, Section 7, Section 8 and Section 18 hereof shall survive such termination and remain in full force and effect.

10. Notices. Except as otherwise provided in this Agreement, all communications hereunder will be in writing and effective only on receipt, and, if sent to the Partnership, will be mailed or delivered to the address of the Partnership set forth in the Registration Statement, Attention: General Counsel; or if sent to the Managers, will be mailed, delivered or telefaxed to (i) Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (fax: 212-214-5918); (ii) Barclays Capital Inc., 745 7th Avenue, New York, New York 10019, Attention: Syndicate Registration (fax: 646-834-8133); (iii) RBC Capital Markets, LLC, 200 Vesey Street, New York, New York 10281, Attention: Equity Syndicate (fax: 212-428-6260); and (iv) SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Syndicate (fax: 404-926-5964).

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12. Applicable Law. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

13. Venue. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any court within the Borough of Manhattan of New York City, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

14. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission.

16. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Units or any securities pursuant to this Agreement.

“Commission” means the Securities and Exchange Commission.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“Effective Date” means any date as of which any part of such registration statement relating to the Units became, or is deemed to have become, effective under the Securities Act, in accordance with the rules and regulations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Units.

“NYSE” means the New York Stock Exchange.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” means a registration statement filed by the Partnership pursuant to Rule 462(b) for the purpose of registering any of the Units under the Securities Act, including the documents incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Units by the Managers outside of the United States.

17. Research Analyst Independence. The Partnership Parties acknowledge that the Managers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Managers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership Parties and/or the offering that differ from the views of their respective investment banking divisions. The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Managers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties by such Managers’ investment banking divisions. The Partnership Parties acknowledge that each of the Managers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

18. No Fiduciary Duty. The Partnership Parties hereby acknowledge that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and each Manager and any affiliate through which it may be acting, on the other, (b) each Manager is acting as principal and not as an agent or fiduciary of the Partnership Parties and (c) the Partnership’s engagement of the Managers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising the Partnership on related or other matters). The Partnership Parties agree that they will not claim that any Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership Parties, in connection with such transaction or the process leading thereto.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Partnership Parties and the Managers.

Very truly yours,

RICE MIDSTREAM PARTNERS LP

By:	Rice Midstream Management LLC,
its general partner

By:	/s/ Daniel J. Rice IV
Name: Daniel J. Rice IV
Title: Chief Executive Officer

RICE MIDSTREAM MANAGEMENT LLC

By:	/s/ Daniel J. Rice IV
Name: Daniel J. Rice IV
Title: Chief Executive Officer

Accepted:

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Amit Chandra
Name: Amit Chandra
Title: Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Michael Davis
Name: Michael Davis
Title: Managing Director

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Tim Gould
Name: Tim Gould
Title: Managing Director

Signature Page to

Equity Distribution Agreement

EXHIBIT A

AUTHORIZED INDIVIDUALS

Wells Fargo Securities, LLC

Jennifer Lynch

William O’Connell

Josie Callanan

Elizabeth Alvarez

John Cronin

Thomas DeLoache

Richard Maxwell

Bernard Chang

Jeff Carmichael

Matthew Essex

Barclays Capital Inc.

Bill Beurket

Crystal Simpson

Tim Mann

Tim Caprario

Jeff Daffron

RBC Capital Markets, LLC

Andrew Jones

Michael Davis

Michael Ventura

Alexa Stanley

SunTrust Robinson Humphrey, Inc.

Keith Carpenter

Geoff Fennel

Rice Midstream Partners LP

Gray Lisenby

Daniel J. Rice IV

A-1

EXHIBIT B

SUBSIDIARIES OF THE PARTNERSHIP

Rice Poseidon Midstream LLC

Rice Midstream OpCo LLC

Rice Water Services (OH) LLC

Rice Water Services (PA) LLC

B-1

EXHIBIT C

FORM OF OPINION OF PARTNERSHIP COUNSEL

(a) Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the laws of the State of Delaware, with all limited partnership or limited liability company, as the case may be, power and authority necessary to (1) conduct its business as described in the Registration Statement and the Prospectus; and (2) enter into and perform its obligations under the Equity Distribution Agreement.

(b) Each of the Partnership Entities is duly qualified to do business as a foreign limited liability company or limited partnership, as applicable, in good standing in all the jurisdictions listed on Annex A hereto.

(c) The General Partner is the sole general partner of the Partnership and owns a noneconomic general partner interest in the Partnership; the General Partner Interest has been duly authorized and validly issued in accordance with the Partnership Agreement, is fully paid (to the extent required under the Partnership Agreement) and conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and the General Partner Interest is owned free and clear of any Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Delaware Secretary of State or (2) otherwise known to us, without independent investigation, other than (A) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement and the Prospectus and (B) Liens created by or arising under the Delaware LP Act.

(d) As of the date hereof, the issued and outstanding limited partner interests in the Partnership (other than limited partner interests issued under the Partnership’s Long Term Incentive Plan) consist of (1) the 28,757,246 Sponsor Units (consisting of 3,623 Common Units and 28,753,623 Subordinated Units) held by Rice Midstream GP Holdings LP, a Delaware limited partnership (“GP Holdings”), (2) 42,163,749 Common Units held by investors other than GP Holdings, and (3) the Incentive Distribution Rights held by GP Holdings; and such limited partner interests conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus; except as set forth in the Registration Statement and the Prospectus, the equity holders of the Partnership have no preemptive rights with respect to the Units under federal law, the Delaware LP Act or any agreement or instrument filed as an exhibit to the Registration Statement or the Prospectus; and, except as set forth in the Registration Statement and the Prospectus, there are no persons with registration rights or other similar rights described in or created pursuant to any agreement filed as an exhibit to the Registration Statement to have any securities registered pursuant to the Registration Statement or registered by the Partnership under the Securities Act or otherwise; and, except as set forth in the Registration Statement and the Prospectus, to our knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue, or convert any obligations into or exchange any securities for or ownership interests in the Partnership are outstanding.

(e) GP Holdings owns all of the Incentive Distribution Rights and all of the Sponsor Units; the Incentive Distribution Rights and the Sponsor Units, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(f) The Units to be issued and sold to the Managers by the Partnership pursuant to the Equity Distribution Agreement (and, if applicable, any Terms Agreement), and the limited partner interests represented thereby, have been duly authorized for issuance and sale to the Managers in accordance with the Partnership Agreement and, when issued and delivered to the Managers against payment therefor in accordance with the terms of the Equity Distribution Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(g) The Partnership is the sole member of Rice OpCo and owns 100% of the limited liability company interests in Rice OpCo; such limited liability company interests have been duly authorized and validly issued in accordance with the Rice OpCo LLC Agreement and are fully paid (to the extent required under the Rice OpCo LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests are owned free and clear of all Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Delaware Secretary of State or (2) otherwise known to us, without independent investigation, other than (A) restrictions on transferability contained in the Rice OpCo LLC Agreement or as described in the Partnership Agreement or as described in the Registration Statement and the Prospectus, (B) Liens created by or arising under the Delaware LLC Act and (C) Liens arising under the Credit Agreement, dated as of December 22, 2014, among the Partnership, Rice OpCo and the lenders party thereto (as amended to the date hereof, the “RMP Credit Agreement”).

(h) Rice OpCo is the sole member of Rice Poseidon and the Rice Water Entities and owns 100% of the limited liability company interests in Rice Poseidon and the Rice Water Entities; such limited liability company interests have been duly authorized and validly issued in accordance with the Rice Poseidon LLC Agreement and the Rice Water LLC Agreements and are fully paid (to the extent required under the Rice Poseidon LLC Agreement and the Rice Water LLC Agreements) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests are owned by the Partnership free and clear of any Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Delaware Secretary of State or (2) otherwise known to us, without independent investigation, other than (A) restrictions on transferability contained in the Rice Poseidon LLC Agreement or the Rice Water LLC Agreements, or as described in the Partnership Agreement or as described in the Registration Statement and the Prospectus, (B) Liens created by or arising under the Delaware LLC Act and (C) Liens arising under the RMP Credit Agreement.

(i) The Equity Distribution Agreement (and, if applicable, any Terms Agreement) has been duly authorized, executed and delivered by each of the Partnership Parties.

(j) The offering, issuance and sale of the Units, the execution, delivery and performance of the Equity Distribution Agreement by the Partnership Parties and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus, do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any Lien upon any property or assets of the Partnership Entities pursuant to (1) the organizational documents of any of the Partnership Entities, (2) the Delaware LLC Act, the Delaware LP Act or applicable U.S. federal law or any order, judgment, decree or injunction known to us of any U.S. federal or Delaware court or governmental agency or body having jurisdiction over the Partnership Entities or any of their properties in a proceeding in which any of them or their respective properties is a party or (3) any agreement or instrument filed as an exhibit to the Registration Statement or Prospectus; except in the case of clauses (2) and (3) for such breaches, violations, defaults and Liens as would not, individually or in the aggregate, have a Material Adverse Effect, it being understood with respect to clause (2) above, we express no opinion as to the application of any federal or state securities or Blue Sky laws or federal or state antifraud laws, rules or regulations.

(k) No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by any of the Partnership Parties for the consummation of the transactions contemplated by the Equity Distribution Agreement, except such as have been disclosed in the Registration Statement or the Prospectus, such as have been obtained or made, or such as may be required under federal or state securities laws or by the FINRA rules, in each case where the failure to obtain such consent, approval, authorization or order of, or filing with, would not reasonably be expected to materially impair the ability of the Partnership Parties to consummate the transactions contemplated by the Equity Distribution Agreement.

(l) The Registration Statement was declared effective under the Securities Act as of 3:00 p.m. Washington, D.C. time, on February 4, 2016, the Prospectus was filed with the Commission pursuant to Rule 424(b)(4) on May 9, 2016, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or threatened under the Securities Act.

(m) Each of the Registration Statement, at the time it was declared effective, and the Prospectus, as of its date and the date hereof (in each case other than (a) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon and (b) the other financial and accounting data derived therefrom, in each case included in or omitted from the Registration Statement and the Prospectus, as to which we express no opinion), appeared on their face to comply as to form in all material respects with the requirements of the Securities Act.

(n) The statements incorporated by reference into the Registration Statement and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “How We Make Distributions to Our Partners,” “Business—Regulation of Operations” and “—Regulation of Environmental and Occupational Safety and Health Matters” and “—Hydraulic Fracturing Activities,” “Description of the Common Units,” “The Partnership Agreement” and “Investment in Rice Midstream Partners LP by Employee Benefit Plans,” and Item 15 in the Registration Statement, in each case, insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate in all material respects and the Units conform in all material respects to the descriptions thereof contained in or incorporated by reference into the Registration Statement and the Prospectus.

(o) Our opinion that is filed as Exhibit 8.1 to the Partnership’s Current Report on Form 8-K filed on May 9, 2016 is confirmed, and the Managers may rely on such opinion as if it were addressed to them.

(p) None of the Partnership Parties is now and, after giving effect to the issuance and sale of the Units pursuant to the terms of the Equity Distribution Agreement and application of the net proceeds thereof as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds,” will be, required to register as an “investment company” within the meaning of the Investment Company Act.

We express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or equity holders of any of the Partnership Entities may be subject.

We have not independently investigated or verified, are not passing on and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent set forth above in paragraphs (l) and (o)). We have participated, however, in conferences with officers and other representatives of the Partnership Parties, representatives of the independent registered public accounting firm of the Partnership and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Based on the foregoing, no facts have come to our attention that lead us to believe that:

(a) the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial data and statistical data derived from financial data included therein or incorporated by reference therein, as to which we express no belief), as of its most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(b) the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial data and statistical data derived from financial data included therein, as to which we express no belief), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Annex A

Entity	Jurisdiction of Formation	Foreign Qualifications

Rice Midstream Partners LP	Delaware	Ohio, Pennsylvania and Texas

Rice Midstream Management LLC	Delaware	Ohio, Pennsylvania and Texas

Rice Poseidon Midstream LLC	Delaware	Pennsylvania

Rice Midstream OpCo LLC	Delaware	Ohio and Pennsylvania

Rice Water Services (OH) LLC	Delaware	Ohio

Rice Water Services (PA) LLC	Delaware	Pennsylvania

EXHIBIT D

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected Chief Executive Officer, of Rice Midstream Management LLC, the general partner of Rice Midstream Partners LP (the “Partnership”), a Delaware limited partnership, does hereby certify in such capacity and on behalf of the Partnership, pursuant to Section 4(n) of the Equity Distribution Agreement dated May 9, 2016 (the “Agreement”) between the Partnership and Rice Midstream Management LLC with Wells Fargo Securities, LLC, Barclays Capital Inc., RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc., that to the knowledge of the undersigned:

(i) The representations and warranties of the Partnership Parties in Section 2 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii) The Partnership Parties have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived by the Managers).

IN WITNESS WHEREOF, the undersigned has executed this Officer Certificate as of the date first written above.

By:
Name: Daniel J. Rice IV
Title: Chief Executive Officer

D-1

EXHIBIT E

ISSUER FREE WRITING PROSPECTUSES

None

E-1